UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

March 6, 2013 (February 28, 2013)
Date of Report (date of earliest event reported)

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TIGER ACQUISITION, LLC

(Exact name of Registrant as specified in its charter)

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Maryland	000-54690	90-0940668
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue
New York, New York 10022
(Address of principal executive offices, including zip code)

(212) 415-6500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 28, 2013, American Realty Capital Operating Partnership III, L.P. (the “Company Operating Partnership”), a Delaware limited partnership and the operating partnership of American Realty Capital Trust III, Inc. (the “Company”), entered into a Contribution and Exchange Agreement (the “Contribution and Exchange Agreement”) with American Realty Capital Trust III Special Limited Partner, LLC (the “Special Limited Partner”), a Delaware limited liability company and the holder of the special limited partner interest (the “SLP Interest”) in the Company Operating Partnership, and ARC Properties Operating Partnership, L.P. (the “ARCP Operating Partnership”), a Delaware limited partnership and the operating partnership of ARCP (as defined below). The SLP Interest entitles the Special Limited Partner to receive certain distributions from the Company Operating Partnership, including a subordinated distribution of net sales proceeds resulting from an “investment liquidity event” (as defined in the agreement of limited partnership of the Company Operating Partnership). The Merger (as defined below) constitutes an “investment liquidity event,” as a result of which the Special Limited Partner, in connection with management’s successful attainment of the 6% performance hurdle and the return to the Company’s stockholders of $557.3 million in addition to their initial investment, was entitled to receive a subordinated distribution of net sales proceeds from the Company Operating Partnership in an amount equal to approximately $98.4 million (the “Subordinated Distribution Amount”). Pursuant to the Contribution and Exchange Agreement, the Special Limited Partner contributed its SLP Interest (with a value equal to the Subordinated Distribution Amount), together with $750,000 in cash, to the Company Operating Partnership in exchange for an amount of common units of equity ownership of the Company Operating Partnership equivalent to 7,318,356 common units of equity ownership of the ARCP Operating Partnership, which were automatically converted into such ARCP Operating Partnership common units upon consummation of the Partnership Merger (as defined below).

The Company and the Company Operating Partnership were both sponsored by AR Capital, LLC (“ARC”). Certain executive officers and directors of the Company are principals of ARC. ARC indirectly wholly-owns the Special Limited Partner. ARC and its affiliates have provided investment, management, advisory and fund raising services to the Company and the Company Operating Partnership, for which they were paid fees and reimbursed for certain expenses.

This summary description of the material terms of the Contribution and Exchange Agreement is qualified in its entirety by the Contribution and Exchange Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

At the effective time of the Merger, which occurred on February 28, 2013 (the “Effective Time”), each share of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time was converted into the right to receive (i) 0.95 of a share of common stock of ARCP (as defined below) (“Stock Consideration”) for those stockholders of the Company who made a stock election or who failed to make an election by the election deadline in accordance with the terms of the Merger Agreement (as defined below) or (ii) $12.00 in cash (“Cash Consideration” and together with “Stock Consideration,” the “Merger Consideration”) for those stockholders of the Company who made a cash election pursuant to the Merger Agreement. The aggregate amount of Cash Consideration payable to those stockholders of the Company who made a cash election pursuant to the Merger Agreement was approximately $350.7 million. In connection with the Partnership Merger, each outstanding unit of equity ownership of the Company Operating Partnership was converted into the right to receive 0.95 of the same class of unit of equity ownership in the ARCP Operating Partnership.

In addition, immediately prior to the Effective Time, the vesting of certain shares of Company restricted stock was accelerated, and each such share was entitled to receive the Merger Consideration.

Item 5.01. Changes in Control of Registrant.

On February 28, 2013, the Company completed its merger (the “Merger”) with Tiger Acquisition, LLC (“Merger Sub”), a Delaware limited liability company and a wholly owned subsidiary of American Realty Capital Properties, Inc., a Maryland corporation (“ARCP”), whereby the Company merged with and into Merger Sub, with Merger Sub surviving as a wholly owned subsidiary of ARCP (the “Surviving Entity”). The Merger was effected pursuant to an Agreement and Plan of Merger dated as of December 14, 2012 (the “Merger Agreement”), by and among the Company, ARCP, Merger Sub, the Company Operating Partnership, and the ARCP Operating Partnership. In addition, pursuant to the Merger Agreement, the Company Operating Partnership completed its merger (the “Partnership Merger”) with and into the ARCP Operating Partnership, with the ARCP Operating Partnership being the surviving entity.

The Merger became effective upon the filing of the Articles of Merger with the State Department of Assessments and Taxation of Maryland and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware with an effective date of February 28, 2013. The Partnership Merger became effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware with an effective date of February 28, 2013.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on December 17, 2012.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Merger, each of the following members of the Company’s Board of Directors resigned from the Board of Directors of the Company, effective immediately prior to the Effective Time: Scott J. Bowman; David Gong; Edward G. Rendell; Nicholas S. Schorsch; and Edward M. Weil, Jr. These resignations were not a result of any disagreements between the Company and the current directors on any matter relating to the Company’s operations, policies or practices and solely occurred in connection with the closing of the Merger.

Simultaneous with the resignations described above and solely in connection with the closing of the Merger, each of the following officers of the Company resigned, effective immediately prior to the Effective Time: Nicholas S. Schorsch as Chief Executive Officer; Edward M. Weil, Jr. as President, Chief Operating Officer, Treasurer and Secretary; Brian S. Block as Executive Vice President and Chief Financial Officer; and Peter M. Budko as Executive Vice President and Chief Investment Officer.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger, at the Effective Time, (i) the certificate of formation of Merger Sub as in effect immediately prior to the Merger became the certificate of formation of the Surviving Entity, and (ii) the limited liability company agreement of Merger Sub as in effect immediately prior to the Merger became the limited liability company agreement of the Surviving Entity.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
10.1	Contribution and Exchange Agreement, dated as of February 28, 2013, among the Company Operating Partnership, the ARCP Operating Partnership and the Special Limited Partner

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Tiger Acquisition, LLC, as successor to American Realty Capital Trust III, Inc., has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIGER ACQUISITION, LLC

	BY:	AMERICAN REALTY CAPITAL PROPERTIES, INC., its sole member

Date: March 6, 2013	By:	/s/ Nicholas S. Schorsch
Name: Nicholas S. Schorsch
Title: Chief Executive Officer and Chairman of the Board of Directors